      Portions of this Exhibit 10.35 have been redacted and are the subject of a confidential treatment request filed with the Secretary of the Securities and Exchange Commission.

                           CONVERTIBLE PREFERRED STOCK


                               PURCHASE AGREEMENT


         THIS AGREEMENT, dated this 17th day of July, 1997 is entered into by and among Helicon Therapeutics, Inc., a Delaware corporation (the
"Corporation"), ** ("Roche"), Oncogene Science, Inc. ("OSI") and Cold Spring Harbor Laboratory ("CSHL", and collectively with Roche and OSI, the "Investors").

         The Corporation and the Investors are desirous of providing for the issuance of shares of Preferred Stock (as hereinafter defined) by the Corporation and to the Investors, as more specifically set forth hereinafter.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:


         SECTION 1. Filing of Certificate. Prior to the Closing (as defined in
Section 4 hereof), the Corporation shall have filed a Certificate of Incorporation of the Corporation (the "Certificate") in the form attached hereto as Exhibit A. Pursuant to the Certificate, the Corporation shall be authorized to issue up to ** shares of Common Stock, par value $.001 per share
("Common Stock"), of which ** shares of Common Stock shall have been designated as Ordinary Common Stock ("Ordinary Common Stock") and ** shares of Common Stock shall have been designated Senior Common Stock, and up to ** shares of Preferred Stock, par value $.001 per share (the "Preferred
Stock"), of which ** shares of Preferred Stock shall have been designated as Series A Convertible Preferred Stock.

         SECTION 2. Authorization of Issuance and Sale of Preferred Shares; Reservation of Reserved Shares; Use of Proceeds.

              2.1 Authorization of Issuance. Subject to the terms and conditions hereof, the Corporation has authorized the sale and issuance to the Investors on the Closing Date (as defined in Section 4 hereof) the number of shares of Preferred Stock (such shares of Preferred Stock being sometimes hereinafter referred to as the "Preferred Shares") as set forth on Schedule 1 hereof.

              2.2 Reservation of Reserved Shares. Prior to the Closing, the Corporation shall have reserved for issuance ** shares of Ordinary Common Stock for issuance upon conversion of the Preferred Shares (such reserved Ordinary Common Stock being sometimes collectively hereinafter referred to as the "Reserved Shares").

-------------------

** This portion has been redacted pursuant to a request for confidential treatment.

              2.3 Use of Proceeds. The Corporation shall use the net cash proceeds from the sale of the Preferred Shares hereby for research and product development and other working capital purposes.

         SECTION 3. Delivery of Preferred Shares.

              3.1   Agreement to Sell and Purchase Preferred Shares.

                  (a) Subject to the terms and conditions set forth herein, including, but not limited to, the conditions precedent set forth in Section 7 below, at the Closing, the Corporation shall sell and issue to Roche, and Roche shall purchase and receive from the Corporation, the number of Preferred Shares set forth opposite its name on Schedule 1 at the purchase price of ** per share (the "Purchase Price").

                  (b) Subject to the terms and conditions set forth herein, including, but not limited to, the conditions precedent set forth in Section 7 below, at the Closing, the Corporation shall sell and issue to OSI, and OSI shall purchase and receive from the Corporation, the number of Preferred Shares set forth opposite its name on Schedule 1 and in consideration therefor OSI shall contribute to the Corporation (i) ** , (ii) a non-exclusive, royalty-free license to use screening technology (as defined herein) and commercialize products which are the subject of an OSI patent application covering a method of screening and modulation transcription and ** .

                  (c) Subject to the terms and conditions set forth herein, including, but not limited to, the conditions precedent set forth in Section 7 below, at the Closing, the Corporation shall sell and issue to CSHL, and CSHL shall purchase and receive from the Corporation, the number of Preferred Shares set forth opposite its name on Schedule 1 and in consideration therefor CSHL shall contribute to the Corporation (i) an exclusive royalty free license to commercialize technology which is the subject of a CSHL patent application covering a method of cloning and characterizing genes associated with long-term memory, under which CSHL shall be entitled to reimbursement from the Corporation for patent and related expenses and (ii) ** .

              3.2 Delivery of Shares; Form of Consideration. At the Closing, the Corporation shall deliver to the Investors certificate(s), registered in the name of the Investors, representing their respective Preferred Shares. Delivery of certificate(s) representing the Preferred Shares shall be made to Roche against payment by Roche of the Purchase Price by wire transfer in immediately available funds to an account designated by the Corporation.

         SECTION 4. The Closing. The closing (the "Closing") hereunder with respect to the transactions contemplated by Sections 2 and 3 hereof is taking place by facsimile transmission of executed copies of the documents contemplated hereby delivered on the date hereof at the offices of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, New York, New York (the date hereof sometimes

-------------------

**   This portion has been redacted pursuant to a request for confidential treatment.

being referred to herein as the "Closing Date") and confirmed by overnight delivery of originally executed copies of such documents.

         SECTION 5. Representations and Warranties of the Corporation to the Investor.

         The Corporation hereby represents and warrants to the Investors as follows:

              5.1 Organization. The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its property and to carry on its business as presently conducted. The Corporation does not own or lease property or engage in any activity in any other jurisdiction which would require its qualification in such jurisdiction and in which the failure to be so qualified would have a material adverse effect on the financial or any other business condition of the Corporation.

              5.2 Capitalization. As more fully described in the capitalization table set forth in Exhibit B attached hereto, the authorized capital stock of the Corporation immediately following the Closing shall consist of:

              (a) ** shares of Common Stock, of which ** shares of Ordinary Common Stock shall have been duly reserved for issuance upon conversion of the issued and outstanding shares of Series A Preferred Stock;

              (b) ** shares of Preferred Stock, of which ** shares shall be designated as Series A Convertible Preferred Stock, of which ** shares shall be validly issued and outstanding.

         Except pursuant to the terms of this Agreement, the Certificate, the By-laws of the Corporation (the "By-laws"), the Stockholders' Agreement dated as of the date hereof among the Corporation and the other signatories thereto attached hereto as Exhibit C (the "Stockholders' Agreement"), the Collaborative Research and License Agreement entered into as of July 1, 1997, by and between Hoffmann-La Roche Inc. and the Corporation, the additional shares which may be purchased by the holders of the Common Stock, there are, and immediately following the Closing, there will be: (1) no outstanding warrants, options, rights, agreements, convertible securities or other commitments or instruments pursuant to which the Corporation is or may become obligated to issue, sell, repurchase or redeem any shares of capital stock or other securities of the Corporation; (2) no preemptive, contractual or similar rights to purchase or otherwise acquire shares of capital stock of the Corporation pursuant to any provision of law or any agreement to which the Corporation is a party or may otherwise by bound; (3) no restrictions on the transfer of capital stock of the Corporation imposed by any agreement to which the Corporation is a party or, to the best of the Corporation's knowledge, any order of any court or any governmental agency to which the Corporation is subject, other than with respect to any applicable statutes, laws, rules or regulations; (4) no cumulative voting rights for any of the Corporation's capital stock; (5) no registration rights under the Securities Act of 1933, as amended ("Securities Act"), with respect to shares of the Corporation's capital stock; (6) to the best of the Corporation's knowledge, no options or other rights to purchase shares of capital stock from stockholders of the Corporation granted by such stockholders; and (7) no agreements, written or oral, between the Corporation and any holder

-------------------

** This portion has been redacted pursuant to a request for confidential treatment.

of its securities, or, to the best of the Corporation's knowledge, among holders of its securities, relating to the acquisition, disposition or voting of the securities of the Corporation.

              5.3 Authorization of this Agreement. The execution, delivery and performance by the Corporation of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Corporation. This Agreement has been duly executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement, the filing of the Certificate and the compliance with the provisions hereof and thereof by the Corporation, will not:

                  (a) violate any provision of law, statute, ordinance, rule or regulation or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body;

                  (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under (i) any agreement, document, instrument, contract, understanding, arrangement, note, indenture, mortgage or lease to which the Corporation is a party or under which the Corporation or any of its assets is bound or affected, (ii) the Certificate, or (iii) the By-laws; or

                  (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Corporation.

              5.4   Authorization of Preferred Shares and Reserved Shares.

                  (a) The issuance, sale and delivery of the Preferred Shares have been duly authorized by all requisite action of the Corporation, and, when issued, sold and delivered in accordance with this Agreement, the Preferred Shares will be validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and, except as may be set forth in the Stockholders' Agreement, not subject to preemptive or any other similar rights of the stockholders of the Corporation or others.

                  (b) The reservation, issuance, sale and delivery by the Corporation of the Reserved Shares have been duly authorized by all requisite action of the Corporation, and the Reserved Shares have been duly reserved in accordance with Section 2.2 of this Agreement. Upon the issuance and delivery of the Reserved Shares in accordance with the terms of this Agreement, the Reserved Shares will be validly issued and outstanding, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and not subject to preemptive or any other similar rights of the stockholders of the Corporation or others.

              5.5 Consents and Approvals. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body (other than filings required to be made under applicable federal and state securities laws) or any other person, entity or association is required for: (a) the valid authorization, execution, delivery and performance by the Corporation of this Agreement; (b) the valid authorization, issuance, sale and delivery of the

Preferred Shares; or (c) the valid authorization, reservation, issuance, sale and delivery of the Reserved Shares. The Corporation has obtained all other consents that are necessary to permit the consummation of the transactions contemplated hereby and thereby.

              5.6   Business of Corporation.

                  (a) Except as set forth in Schedule 5.6(a) attached hereto:

                      (i) the Corporation has not entered into and is not a party to and is not otherwise bound or affected by any written or oral contract, agreement, understanding, arrangement, lease, guaranty or other obligation or series of related obligations or transactions in excess of Twenty Five Thousand Dollars ($25,000), other than this Agreement, the transactions contemplated by the Stockholders' Agreement and the stock option agreements relating to the Plan Shares;

                      (ii) the Corporation is not a party to, or, directly or indirectly bound by, any indenture, mortgage, deed of trust or other agreement or instrument relating to the borrowing of money, the guarantee of indebtedness or the granting of any security interest, negative pledge or other encumbrance on the assets of the Corporation; and

                      (iii) the Corporation has not incurred and is not subject to any liabilities or obligations, fixed or contingent, matured or unmatured or otherwise, that, individually or in the aggregate, could have a material adverse effect upon the business, operation, conditions or prospects of the Corporation.

                  (b) The unaudited financial statements described in Section 5.6(k) hereof, including any notes thereto, reflect all liabilities of the Corporation as of the date of such financial statements. Since the date of the Balance Sheet (as such term is hereinafter defined), the Corporation has not incurred any obligation (or series of related obligations) or liability, contingent or otherwise, in excess of One Hundred Thousand Dollars ($100,000) except as set forth in Schedule 5.6(b) attached hereto.

                  (c) Except as provided in Schedule 5.6(c) attached hereto: (i) there are no actions, suits, arbitrations, claims, investigations or legal or administrative proceedings pending or, to the best of the Corporation's knowledge, threatened, against the Corporation, whether at law or in equity;
(ii) there are no judgments, decrees, injunctions or orders of any court, government department, commission, agency, instrumentality or arbitrator entered or existing against the Corporation or any of its assets or properties for any of the foregoing or otherwise; and (iii) the Corporation has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other laws of the United States or any other jurisdiction.

                  (d) The Corporation is in compliance in all material respects with all obligations, agreements and conditions contained in any evidence of indebtedness or any loan agreement or other contract or agreement (whether or not relating to indebtedness) to which the Corporation is a party or is subject (collectively, the "Obligations"), the lack of compliance with which could afford to any person the right to accelerate any indebtedness or terminate any right of or agreement with the Corporation. To the best of the Corporation's knowledge, all other parties to such Obligations are in compliance with the terms and conditions of such Obligations.

                  (e) Except for employment and consulting agreements set forth on Schedule 5.6(a) attached hereto, agreements and arrangements relating to the Plan Shares or the Scientist Shares and except as provided in Schedule 5.6(e) attached hereto, this Agreement and the Stockholders' Agreement, there are no agreements, understandings or proposed transactions between the Corporation and any of its employees, officers, directors or other affiliates (as defined in Rule 405 promulgated under the Securities Act) or any affiliates of such employees, officers, directors or other affiliates.

                  (f) Each current employee of or consultant to the Corporation who has or is proposed to have access to confidential and/or proprietary information of the Corporation is a signatory to, and is bound by, an agreement with the Corporation relating to noncompetition, nondisclosure, proprietary information and/or assignment of patent, copyright and other intellectual property rights substantially in a form previously approved by the Board of Directors of the Corporation.

                  (g) To the best of the Corporation's knowledge, no employee of or consultant to the Corporation is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement including, but not limited to, those matters relating (i) to the relationship of any such employee with the Corporation or to any other party as a result of the nature of the Corporation's business as currently conducted, or (ii) to unfair competition, trade secrets or proprietary information.

                  (h) The Corporation does not have any employee benefit plans, except as disclosed in Schedule 5.6(h) attached hereto.

                  (i) The Corporation's employees are not represented by any labor unions nor, to the Corporation's knowledge, is any union organization campaign in progress. The Corporation is not aware that any of its officers or key employees intends to terminate his or her employment with the Corporation, nor does the Corporation have a present intention to terminate the employment of any of its officers or key employees, which termination of employment would have a material adverse effect on the operations, condition (financial or otherwise), business or research prospects of the Corporation.

                  (j) The Corporation is not in violation of or default under any provision of its By-Laws or Certificate, or, in any material respect under any contract, instrument, judgment, order, writ or decree to which it is a party or by which it or any of its properties are bound, and, to the best of the Corporation's knowledge, the Corporation is not in violation of any material provision of any federal or state statute, rule or regulation applicable to the Corporation.

                  (k) Included in Schedule 5.6(k) attached hereto is the Unaudited Balance Sheet dated as June 30, 1997 and Statements of Operation, Stockholders' Equity and Cash Flow as June 30, 1997 (collectively, the "Unaudited Financial Statements"). The Unaudited Financial Statements are complete and correct, are in accordance with the books and records of the Corporation and present fairly the financial condition and results of operations of the Corporation, as at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied, except that the Unaudited Financial Statements have been prepared for the internal use of management and may not be in accordance with generally accepted accounting principles because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments which, individually, and in the aggregate, will not be material.

                  (l) Except as set forth in Schedule 5.6(l), there has not been since June 30, 1997:

                           (i) any change in the assets, liabilities, financial
condition or operating results of the Corporation from that reflected in the Unaudited Financial Statements, except changes in the ordinary course of business which individually or in the aggregate do not have a material adverse effect on the operations or financial condition of the Corporation;

                           (ii) any damage, destruction or loss, whether or not
covered by insurance, which individually or in the aggregate might have a material adverse effect on the operations or financial condition of the Corporation;

                           (iii) any waiver by the Corporation of a material
valuable right or a material debt owed to it;

                           (iv) any satisfaction or discharge of any lien, claim
or encumbrance or payment of any obligation by the Corporation, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Corporation, as such business is presently conducted and as it is presently proposed to be conducted;

                           (v) any materially adverse change or amendment to a
material contract or arrangement by which the Corporation or any of its assets or properties is bound or subject;

                           (vi) any material change to the terms or conditions
in any compensation arrangement or agreement with any employee of the Corporation, other than clerical and non-managerial employees of the Corporation, such as secretaries, laboratory technicians and laboratory assistants;

                           (vii) any resignation or termination of employment of
any key officer of the Corporation;

                           (viii) any mortgage, pledge, transfer of a security
interest in, or lien created by the Corporation, with respect to any of its material properties or assets, except for liens for taxes not yet due or payable;

                           (ix) any declaration, setting aside or payment or
other distribution in respect of any of the Corporation's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Corporation; or

                           (x) to the best of Corporation's knowledge, any other
event or condition of any character which, individually or in the aggregate, might have a material adverse effect on the operations or financial condition of the Corporation, other than events affecting the global, national or local economy generally, the financial markets generally or the Corporation's industry generally.

                  (m) Except as set forth in Schedule 5.6(m), each employee and director of or consultant to the Corporation who has been issued shares of the Corporation's Common Stock or options to purchase shares of the Corporation's Common Stock is a signatory to, and is bound by, a Stock Restriction Agreement and/or a Stock Option Agreement, as the case may be, all with stock transfer restrictions and rights of first offer in favor of the Corporation in a form previously approved by the Board of Directors. In addition, each such Agreement contains a vesting schedule previously approved by the Board of Directors.

              5.7 Disclosure. This Agreement (including the Schedules hereto), and the Unaudited Financial Statements, taken individually and as a whole, do not contain any untrue statement of material fact, fairly represent the business, properties, assets and condition, financial or other, of the Corporation and do not fail to state a material fact necessary in order to make the statements contained therein and herein, when taken as a whole, not misleading.

              5.8 Payment of Taxes. The Corporation has accurately prepared and filed within the time prescribed by law all federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns, payroll tax returns and other tax returns required to be filed by it, and has paid or made provision for the payment of all accrued and unpaid taxes and other charges to which the Corporation is subject and which are not currently due and payable. The Corporation has not elected to be treated as a Subchapter S corporation pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), or as a collapsible corporation pursuant to Section 341(f) of the Code. The Corporation has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. The federal income tax returns of the Corporation have never been audited by the Internal Revenue Service. Neither the Internal Revenue Service nor any other taxing authority is now asserting nor is threatening to assert against the Corporation any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith, and the Corporation does not know of any such deficiency or basis for such deficiency or claim.

              5.9 Intellectual Property Rights. All patents, patent rights, patent applications, registered trademarks and service marks, trademark rights, trademark applications, trade names, registered copyrights and all licenses owned or possessed by the Corporation are listed on Schedule

5.9 attached hereto (collectively, the "Listed Rights"). To the best of the Corporation's knowledge, except as set forth on Schedule 5.9, the Listed Rights comprise all of the patents, patent rights, patent applications, registered trademarks and service marks, trademark rights, trademark applications, trade names, registered copyrights and all licenses that are necessary for the conduct of the business of the Corporation as now being conducted and as currently proposed to be conducted. Except as set forth on Schedule 5.9, to the best of the Corporation's knowledge, the Corporation owns and possesses all of the proprietary rights and trade secrets not included in the Listed Rights (hereinafter collectively referred to as "Intellectual Property") necessary for the Corporation's business as now being conducted and as currently proposed to be conducted. Except as set forth on Schedule 5.9, to the best of the Corporation's knowledge, the Listed Rights and Intellectual Property are valid and enforceable rights and do not infringe or conflict with the rights of any third party. There is neither pending nor threatened, or, to the best of the Corporation's knowledge, any basis for, any claim or litigation against the Corporation contesting the validity or right to use any of the Listed Rights or Intellectual Property, and the Corporation has not received any notice of infringement upon or conflict with any asserted right of others nor, to the best of the Corporation's knowledge, is there any basis for such a notice. To the best of the Corporation's knowledge, no person, corporation or other entity is infringing the Corporation's rights to the Listed Rights or Intellectual Property. Except as otherwise provided in Schedule 5.9, the Corporation has no obligation to compensate others for the use of any Listed Right or any Intellectual Property, nor has the Corporation granted any license or other right to use, in any manner, any of the Listed Rights or Intellectual Property, whether or not requiring the payment of royalties.

              5.10 Securities Laws. Neither the Corporation nor anyone acting on its behalf has offered securities of the Corporation for sale to, or solicited any offers to buy the same from, or sold securities of the Corporation to, any person or organization, in any case so as to subject the Corporation, its promoters, directors and/or officers to any liability under the Securities Act, the Securities Exchange Act of 1934, as amended, or any state securities or "blue sky" law (collectively, the "Securities Laws"). The offer, grant, sale and/or issuance of the Preferred Shares and the Common Stock issuable upon the conversion of the Preferred Shares were not, are not, or, as the case may be, will not be, in violation of the Securities Laws when offered, sold and issued in accordance with the operative documents relating to their issuance.

              5.11 Title to Properties. Except as provided on Schedule 5.11 attached hereto, the Corporation has good, legal and merchantable title to all of its assets, including all properties and assets reflected on the Balance Sheet and the Unaudited Balance Sheet, free and clear of all liens, restrictions or encumbrances, except those assets disposed of since the date of such Balance Sheet in the ordinary course of business. All machinery and equipment included in such properties which are material to the business of the Corporation are in good condition and repair, and each lease of real or personal property to which the Corporation is a party is fully effective, affords the Corporation peaceful and undisturbed possession of the subject matter of the lease, and such lease is free of any liens, claims or encumbrances. Each such lease constitutes a valid and binding obligation of, and is enforceable in accordance with its terms against, the respective parties thereto. The Corporation has in all respects performed the obligations required to be performed by it to date under such leases and is not in default thereunder in any respect, and there has not occurred any event which (whether with or without the passage of time or the giving of notice) would constitute such a default. The Corporation does not own any real property.

              5.12  Investments in Other Persons. Except as indicated in
Schedule 5.12 attached hereto, (a) the Corporation has not made any loan or advance to any person or entity which is outstanding on the date hereof, nor is it committed or obligated to make any such loan or advance, and (b) the Corporation has never owned or controlled and does not currently own or control, directly or indirectly, any subsidiaries and has never owned or controlled and does not currently own or control any capital stock or other ownership interest, directly or indirectly, in any corporation, association, partnership, trust, joint venture or other entity.

              5.13 ERISA. The Corporation has not made contributions to any pension, defined benefit or defined contribution plans for its employees which are subject to the Federal Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Corporation is in compliance in all respects with all material provisions of ERISA to the extent that the Corporation's pension, defined benefit or defined contribution plans (if any) are subject to ERISA.

              5.14 Permits and Other Rights; Compliance with Laws. The Corporation has all franchises, permits, licenses and other rights and privileges necessary to permit it to own its properties and to conduct its business as presently conducted. The Corporation is in compliance in all material respects under each, and the transactions contemplated by this Agreement will not cause a violation under any of such franchises, permits, licenses and other rights and privileges. The Corporation is in compliance in all respects with all material provisions of the laws and governmental rules and regulations applicable to its businesses, properties and assets, and to the products and services sold by it, including, without limitation, all such rules, laws and regulations relating to fair employment practices and public or employee safety. The Corporation is in compliance with the Clinical Laboratories Improvement Act of 1967, as amended.

              5.15 Insurance. Schedule 5.15 attached hereto lists all insurance policies carried by the Corporation covering its properties and business, which, to the best of the Corporation's knowledge, are in such amounts and with such coverages as are customarily carried by similarly situated companies are adequate for the Corporation's operations. The Corporation is not in default with respect to its obligations under any insurance policy maintained by it.

              5.16 Board of Directors. Except as provided in the Stockholders' Agreement and in Schedule 5.16 attached hereto, the Corporation has not extended any offer or promise or entered into any agreement, arrangement, understanding or otherwise, whether written or oral, with any person or entity by which the Corporation has agreed to allow such person or entity to participate, in any way, in the affairs of the Board of Directors of the Corporation, including without limitation, appointment or nomination as a member, or right to appear at, or receive the minutes of, a meeting of the Board of Directors of the Corporation.

              5.17  Environmental Matters.

                   (a) The Corporation has not used, generated, manufactured, refined, treated, transported, stored, handled, disposed, transferred, produced, processed or released (together defined as Release) any Hazardous Materials (as hereinafter defined) in any manner or by any means in violation of any Environmental Laws (as hereinafter defined). To the best of the Corporation's knowledge, except as described in Schedule 5.17(a), the Corporation and any prior owner or tenant of the Property (as hereinafter defined) have not Released any Hazardous Material or other pollutant or effluent into, on or from the Property in a way which can pose a risk to human health or the environment, nor is there a threat of such Release.

                  As used herein, the term Property shall include, without limitation, land, buildings and laboratory facilities owned or leased by the Corporation or as to which the Corporation now has any duties, responsibilities (for clean-up, remedy or otherwise) or liabilities under any Environmental Laws, or as to which the Corporation or any subsidiary of the Corporation may have such duties, responsibilities or liabilities because of past acts or omissions of the Corporation or any such subsidiary or their predecessors, or because the Corporation or any such subsidiary or their predecessors in the past was such an owner or operator of, or bore some other relationship with, such land, buildings and/or laboratory facilities, all as more fully described in Schedule 5.17(a) attached hereto. The term "Hazardous Materials" shall include, without limitation, any flammable explosives, petroleum products, petroleum by-products, radioactive materials, hazardous wastes, hazardous substances, toxic substances or related materials as defined by the Environmental Laws.

                  (b) No notice of lien under any Environmental Laws has been filed against any Property of the Corporation.

                  (c) The use of the Property, and any future development, construction and operation of property purchased, leased or otherwise acquired by the Corporation shall, in all respects, comply with, and are, or if such property has not yet been purchased, leased or otherwise acquired by the Corporation, shall be, lawful, permitted and conforming uses in all material respects under all applicable building, fire, safety, subdivision, zoning, sewer, environmental, securities, health, insurance and other laws, ordinances, rules, regulations and plan approval conditions of any governmental or public body or authority.

                  (d) Except as described in Schedule 5.17(d) attached hereto, to the best of the Corporation's knowledge, the Property does not contain: (i) asbestos in any form; (ii) urea formaldehyde foam insulation; (iii) transformers or other equipment which contain dialectic fluid containing levels of polychlorinated biphenyls; (iv) radon; or (v) any other chemical, material or substance, the exposure to which is prohibited, limited or regulated by a federal, state or local government agency, authority or body, or which, even if not so regulated, to the best of the Corporation's knowledge after reasonable investigation, may or could pose a hazard to the health and safety of the occupants of the Property or the owners or occupants of property adjacent to or in the vicinity of the Property.

                  (e) The Corporation has not received written notice that the Corporation is a potentially responsible party for costs incurred at a cleanup site or corrective action under any Environmental Laws. The Corporation has not received any written requests for information in connection with any inquiry by any Governmental Authority (as defined hereinafter) concerning disposal sites or other environmental matters. As used herein, "Governmental Authority" shall mean any nation or government, any federal, state, municipal, local, provincial, regional or other political subdivision thereof, and any entity or person exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government. Schedule 5.17(e) attached hereto identifies all locations where Hazardous Materials used in whole or in part by the businesses of the Corporation or resulting from the businesses, facilities or Property of the Corporation have been stored or disposed of by or on behalf of the Corporation.

                  As used herein, "Environmental Laws" shall mean all applicable federal, state and local laws, ordinances, rules and regulations that regulate, fix liability for, or otherwise relate to, the handling, use (including use in industrial processes, in construction, as building materials, or otherwise), storage and disposal of hazardous and toxic wastes and substances, and to the discharge, leakage, presence, migration, threatened Release or Release (whether by disposal, a discharge into any water source or system or into the air, or otherwise) of any pollutant or effluent. Without limiting the preceding sentence, the term "Environmental Laws" shall specifically include the following federal and state laws, as amended:


                                     FEDERAL

         Comprehensive Environmental Response,
         Compensation and Liability Act of 1980,
         42 U.S.C. 9601 et seq.;

         Resource Conservation and Recovery Act of 1976,
         42 U.S.C. 6901 et seq.;

         Federal Water Pollution Control Act,
         33 U.S.C. 1251 et seq.; and

         Clean Air Act, 42 U.S.C. 7401 et seq.


                                      STATE

                         NEW YORK ENVIRONMENTAL STATUTES

         Environmental Conservation Law 1-0101 et seq.


                  (f) The Corporation has maintained all environmental and operating documents and records substantially in the manner and for the time periods required by the Environmental Laws and any other laws, regulations or orders and has never conducted an environmental audit except as disclosed in
Schedule 5.17(f) attached hereto. For purposes of this Section 5.17(f), an environmental audit shall mean any evaluation, assessment, study or test performed at the request of or on behalf of a Governmental Authority, including, but not limited to, a public liaison committee, but does not include normal or routine inspections, evaluations or assessments which do not relate to a threatened or pending charge, restraining order or revocation of any permit, license, certificate, approval, authorization, registration or the like issued pursuant to the Environmental Laws and any other law, regulation or order.

                  (g) To the best of the Corporation's knowledge, no part of the Property of the Corporation is (i) located within any wetlands area, (ii) subject to any wetlands regulations, or (iii) included in or proposed for inclusion in, or abuts any property included in or proposed for inclusion in, the National Priority List or any similar state lists.

         The Corporation understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Investor. As used herein, the term "to the best of the Corporation's knowledge" shall mean and include, (a) with respect to matters relating directly to the Corporation and its operations, actual knowledge or that knowledge which a prudent business person reasonably would have discovered in the management of his or her business affairs after making reasonable inquiry and exercising due diligence with respect thereto, and (b) with respect to external events or conditions, actual knowledge.

              5.18 Books and Records. The minute books of the Corporation contain complete and accurate records of all meetings and other corporate actions of its stockholders and its Board of Directors and committees thereof. The stock ledger of the Corporation is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Corporation.

              5.19 Real Property Holding Company. The Corporation is not a "real property holding company" within the meaning of Section 897 of the Code.

         SECTION 6. Representations and Warranties of the Investor to the Corporation.

         Each of the Investors hereby represents and warrants to the Corporation as follows:

                  (a) It is duly organized and validly existing and has the power and authority to enter into this Agreement, and has not been organized, reorganized or recapitalized specifically for the purpose of acquiring the securities of the Corporation.

                  (b) It has adequate net worth and means of providing for its current needs and personal contingencies to sustain a complete loss of its investment in the Corporation.

         SECTION 7. Closing Conditions.

              7.1 Conditions Precedent to the Closing. The obligation of the Investors to purchase and pay for their respective Preferred Shares at the Closing is subject to the satisfaction of the following conditions precedent:

                  (a) All proceedings to have been taken and all waivers and consents to be obtained in connection with the transactions contemplated by this Agreement shall have been taken or obtained, and all documents incidental thereto shall be satisfactory to the Investors and its counsel, and the Investors and their respective counsel shall have received copies (executed or certified, as may be appropriate) of all documents which the investor or counsel may reasonably have requested in connection with such transactions.

                  (b) All legal matters incident to the purchase of the Preferred Shares shall be satisfactory to the respective Investor's counsel, and the Investors shall have received from Squadron, Ellenoff, Plesent & Sheinfeld, LLP, counsel for the Corporation, such firm's opinion addressed to the Investors and dated the date of the Closing in substantially the form of Exhibit D hereto.

                  (c) All consents, permits and approvals, qualifications and/or registrations required to be obtained or effected under any applicable securities or "Blue Sky" laws of any jurisdiction shall have been obtained or effected, and the Investors shall have received from Squadron, Ellenoff, Plesent & Sheinfeld, LLP a Blue Sky Memorandum or other confirmation to that effect in form reasonably satisfactory to counsel for each such Investor.

                  (d) The representations and warranties of the Corporation contained herein shall be true and correct on and as of the date of such Closing with the same force and effect as though such representations and warranties had been made on and as of such date.

                  (e) A duly executed Certificate in the form of Exhibit A hereto shall have been filed with and accepted by the Secretary of State of Delaware and shall be effective under the laws of the State of Delaware.

                  (f) The Corporation shall have delivered to the Investors a certificate or certificates, dated the Closing Date, of the Secretary or Assistant Secretary of the Corporation certifying as to (i) the resolutions of the Corporation's Board of Directors and stockholders authorizing the execution and delivery of this Agreement and the Certificate, the issuance to the Investors of their respective Preferred Shares, the execution and delivery of such other documents and instruments as may be required by this Agreement, and the consummation of the transactions contemplated hereby, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of said date, and (ii) the name and the signature of the officers of the Corporation authorized to sign, as appropriate, this Agreement and the other documents and certificates to be delivered pursuant to this Agreement by either the Corporation or any of its officers.

                  (g) The Corporation shall have delivered to the Investors a certificate or certificates, dated the Closing Date, of the Chairman of the Corporation certifying as to the accuracy and completeness of the representations and warranties made by the Corporation pursuant to this Agreement and as to the fulfillment of the conditions specified in paragraphs
(c), (e) and (f) of this Section 7.1.

                  (h) The Corporation shall have executed and delivered (i) the Collaborative Research and License Agreement, of even date herewith, between the Corporation and Roche in substantially the form of Exhibit E hereto (the "Roche Collaboration Agreement"), (ii) the Funded Research and License Agreement, of even date herewith, between the Corporation and CSHL in substantially the form of Exhibit F hereto (the "CSHL Research Agreement"), (iii) the License Agreement, of even date herewith, between the Corporation and CSHL in substantially the form of Exhibit G hereto (the "CSHL License Agreement, (iv) the License and Services Agreement, of even date herewith, between the Corporation and OSI in substantially the form of Exhibit H hereto (the "OSI License Agreement") and (v) the Stockholders' Agreement, and shall have complied with its obligations under this Agreement required to be performed by it prior to the Closing.

              7.2 Conditions to Obligations of the Corporation. It shall be conditions precedent to the obligations of the Corporation hereunder to be performed at the Closing that:

                  (a) The representations and warranties contained herein of the Investors hereunder shall be true and correct as of the date of the Closing with the same force and effect as though such representations and warranties had been made on and as of such date.

                  (b) Each of the Investors, as the case may be, shall have duly executed and delivered the Roche Collaboration Agreement, the CSHL Research Agreement, the CSHL License Agreement, the OSI License Agreement and the Stockholders' Agreement, and shall have complied with its obligations under this Agreement required to be performed by it prior to the Closing.

              SECTION 8. Public Offering.

              The Corporation agrees to use all reasonable effort to arrange for its underwriters to offer each of (a) Roche or its designated affiliate, (b) OSI, and (c) CSHL, the opportunity to purchase in the Corporation's initial underwritten public offering Common Stock pursuant to an effective registration statement under the Securities Act a number of shares representing an aggregate investment of ** for each of Roche, OSI and CSHL. Such shares will be offered, if at all, on the same terms offered to others purchasing in such public offering. Roche, OSI and CSHL shall be under no obligation to purchase any or all of such securities.

              SECTION 9. Brokers or Finders.

              The Corporation represents and warrants to the Investors, and each of the Investors represents and warrants to the Corporation, that no third party has or will have, as a result of the transactions contemplated by this Agreement, any unsatisfied right, interest or valid claim against or upon the Corporation or such respective Investors, respectively, for any commission, fee or other compensation as a finder or broker because of any act or omission by the Corporation or such respective Investor, respectively, or any agent of the Corporation or such respective Investor, respectively.

              SECTION 10. Exchanges; Lost, Stolen or Mutilated Certificates

              Upon surrender by any Investor to the Corporation of Preferred Shares or Reserved Shares purchased or acquired by such Investor hereunder, the Corporation, at its expense, will issue in exchange therefor, and deliver to the Investor, a new certificate or certificates representing such shares in such denominations as may be requested by the Investor. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any certificate

----------

**   This portion has been redacted pursuant to a request for confidential treatment.

representing any shares of Common Stock or Preferred Stock purchased or acquired by the Investor hereunder and, in case of any such loss, theft or destruction, upon delivery of any indemnity agreement satisfactory to the Corporation, or in case of any such mutilation, upon surrender and cancellation of such certificate, the Corporation, at its expense, will issue and deliver to the Investor a new certificate for such shares of Common Stock or Preferred Stock, as applicable, of like tenor, in lieu of such lost, stolen or mutilated certificate.

              SECTION 11. Survival of Representations and Warranties.

              The representations and warranties set forth in Sections 5 and 6 hereof shall survive the Closing indefinitely except as set forth on Schedule 11.

              SECTION 12. Successors and Assigns.

              Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation and the Investors and the respective permitted successors and assigns of the Investors and the permitted successors and assigns of the Corporation. Subject to the provisions of Sections 3.1, 3.2, 3.3 and 3.10 of the Stockholders' Agreement, which are intended solely to ensure compliance with the provisions of the Securities Act, this Agreement and the rights and duties of any Investor set forth herein may be freely assigned, in whole or in part, by such Investor with the prior written consent of the other Investors. Neither this Agreement nor any of the rights or duties of the Corporation set forth herein shall be assigned by the Corporation, in whole or in part, without having first received the written consent of the Investors.

              SECTION 13. Entire Agreement.

              This Agreement, together with the other writings referred to herein or delivered pursuant hereto which form a part hereof, contains the entire agreement among the parties with respect to the subject matter hereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings, whether written or oral, with respect thereto.

              SECTION 14. Notices.

              All notices, requires, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with confirmation copy by regular mail, addressed or telecopied, as the case may be, to such party at the address or telecopier number, as the case may be, set forth on Schedule 1 hereto or such other address or telecopier number as the case may be, as may hereafter be designated in writing by the addressee to the addressor.

              All such notices, requests, consents and other communications shall be deemed to have been received: (a) in the case of personal delivery, on the date of such delivery; (b) in the case of mailing, on the third business day following the date of such mailing; (c) in the case of overnight mail, on the first business day following the date of such mailing; and (d) in the case of facsimile transmission, when confirmed by facsimile machine report.

              SECTION 15. Changes.

              The terms and provisions of this Agreement may not be modified or amended, or any of the provisions hereof waived, temporarily or permanently, except pursuant to a writing executed by a duly authorized representative of the Corporation and each of the Investors.

              SECTION 16. Counterparts.

              This Agreement may be executed in any number of counterparts,and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

              SECTION 17. Headings.

              The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

              SECTION 18. Nouns and Pronouns.

              Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

              SECTION 19. Severability.

              Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

              SECTION 20. Governing Law.

              This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding choice of laws rules thereof.

              SECTION 21. Indemnification.

              The Corporation shall indemnify, defend and hold each of the Investors (and its respective partners, directors, officers, employees, agents and affiliates and the directors, officers, employees and agents of such affiliates) harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), arising from, relating to, or connected with (i) the untruth, inaccuracy or breach of any statement, representations, warranties or covenants of the Corporation contained herein, including, but not limited to, all statements, representations, warranties or covenants concerning environmental matters, and/or (ii) the Investor's involvement or association with the Corporation and/or any actions or inactions of the Investor in connection with its investment in or its association with the Corporation(other than matters relating to the Collaboration Agreement), except such actions or inactions resulting from gross negligence, willful misconduct or bad faith.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                        HELICON THERAPEUTICS, INC.


                                   By:
                                       ---------------------------------------
                                        Name:
                                        Title:


                                        **


                                   By:
                                       ---------------------------------------
                                        Name:
                                        Title:


                                        ONCOGENE SCIENCE, INC.


                                   By:
                                       ---------------------------------------
                                        Name:
                                        Title:


                                        COLD SPRING HARBOR LABORATORY


                                   By:
                                       ---------------------------------------
                                        Name:
                                        Title:

-------------------

**   This portion has been redacted pursuant to a request for confidential treatment.


                                      -19-